EXHIBIT 2

                                IRREVOCABLE PROXY


          The undersigned stockholder of Lipid Sciences, Inc., a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints the Director Parties (as defined in the Agreement (as defined below)), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof, other than such shares sold in accordance with
Section 4.01 of the Agreement (collectively, the "Shares"), in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned Stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

          This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Proxy, Standstill and Release Agreement of even date herewith by and among certain members of the Board of Directors of the Company, the Company, the undersigned stockholder and certain other stockholder of the Company (the "Agreement"), and is granted in consideration of the Director Parties and the Company entering into that certain Agreement. As used herein, the term "Expiration Date" shall mean the day immediately after which the 2004 Annual Meeting of the Company is finally adjourned (such final adjournment meaning that all business at the meeting has been finally concluded and no further business is to be transacted).

          The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of stockholders of the Company and any other matter to be presented at such meeting, except as otherwise may be required under the Delaware General Corporation Law, federal securities laws, the listing requirements of the exchange on which the common stock of the Company is then listed or the rules of automated quotation system on which the common stock of the Company is then quoted and except with respect to a vote of the stockholders of the Company to remove Bill E. Cham, Ph.D. as a director of the Company.

          Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

          This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.


Dated:  December 2, 2002


                             KAI INTERNATIONAL, LLC

                             Signature of Stockholder:  /s/ Bill E. Cham
                                                       ------------------------

                             Signature of Stockholder:  /s/ Tania R. Chase
                                                       ------------------------

                             Print Name of Stockholder: Bill Elliot Cham
                                                        -----------------------

                             Print Name of Stockholder: Tania R. Chase
                                                        -----------------------

                             Shares of Company Common Stock beneficially owned:

                                  4,755,013    shares of Company Common Stock
                                  ---------
                                               shares of Company Common Stock
                                  ---------    issuable upon exercise of
                                               outstanding options or warrants




                                       2